                                                                                   MORTGAGE AND OTHER NOTES PAYABLE
                                                                        INCLUDING WEIGHTED INTEREST RATES AT DECEMBER 31, 2001
                                                             BENEFICIAL      EFFECTIVE
                                                 100%         INTEREST       RATE     (a)
                                                                                           ------------------------------------------------------------------------------------------------------------
                                               12/31/01       12/31/01     12/31/01          2002     2003      2004     2005      2006     2007      2008      2009     2010      2011       TOTAL
                                               --------       --------     --------          -----    -----     -----    -----     -----    -----     -----     -----    -----     -----      -----
CONSOLIDATED  FIXED RATE DEBT:
-------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
BEVERLY CENTER                                     146.0            146.0       8.36%                             146.0                                                                          146.0
BILTMORE FASHION PARK                               79.0             79.0       7.68%            0.8      0.8       0.9      1.0       1.1      1.2       1.2      72.0                           79.0
MACARTHUR CENTER                                   143.6            100.5       7.59%            1.0      1.1       1.1      1.2       1.3      1.4       1.5       1.7     90.2                 100.5
REGENCY SQUARE                                      82.4             82.4       6.75%            0.8      0.9       0.9      1.0       1.1      1.1       1.2       1.3      1.4      72.8        82.4
THE MALL AT SHORT HILLS                            270.0            270.0       6.70%            1.9      3.0       3.2      3.5       3.7      4.0       4.2     246.4                          270.0
OTHER                                               23.5             23.5      12.07%            1.8      0.3       0.3      0.3       0.4      0.4       0.1      20.0      0.0       0.0        23.5
                                              ---------------------------------------------------------------------------------------------------------------------------------------------------------
TOTAL CONSOLIDATED FIXED                           744.5            701.4       7.47%            6.2      6.1     152.5      7.0       7.5      8.1       8.3     341.4     91.5      72.8       701.4
WEIGHTED RATE                                                                                  7.14%    6.98%     8.30%    6.98%     6.98%    6.99%     7.01%     7.28%    7.58%     6.75%

CONSOLIDATED FLOATING RATE DEBT:
--------------------------------
GREAT LAKES CROSSING                               151.0            128.3       4.04% (c)      128.3                                                                                             128.3                                                                                                                                                                                                   0.0
THE SHOPS AT WILLOW BEND                           186.5            186.5       4.15% (d)               186.5                                                                                    186.5
THE MALL AT WELLINGTON GREEN                       124.3            111.9       4.47% (e)                         111.9                                                                          111.9
TRG CREDIT FACILITY                                 12.0             12.0       3.20% (i)       12.0                                                                                              12.0
TRG CREDIT FACILITY                                205.0            205.0       3.10% (f)                         205.0                                                                          205.0
                                              ---------------------------------------------------------------------------------------------------------------------------------------------------------
TOTAL CONSOLIDATED FLOATING                        678.7            643.7       3.83%          140.3    186.5     316.9                                                                          643.7
WEIGHTED RATE                                                                                  3.97%    4.15%     3.59%

TOTAL CONSOLIDATED                               1,423.2          1,345.1       5.73%          146.5    192.6     469.4      7.0       7.5      8.1       8.3     341.4     91.5      72.8     1,345.1
WEIGHTED RATE                                                                                  4.10%    4.24%     5.12%    6.98%     6.98%    6.99%     7.01%     7.28%    7.58%     6.75%
-------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

JOINT VENTURES FIXED RATE DEBT:
-------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
ARIZONA MILLS                          36.84%      144.7             53.3       7.90%            0.4      0.5       0.5      0.6       0.6      0.6       0.7       0.8     48.7                  53.3
CHERRY CREEK                           50.00%      177.0             88.5       7.68%                               0.5      1.3      86.7                                                        88.6
FAIR OAKS                              50.00%      140.0             70.0       6.60%                                                                    70.0                                     70.0
WESTFARMS                              78.94%      100.0             78.9       7.85%           78.9                                                                                              78.9
WOODLAND                               50.00%       66.0             33.0       8.20%                              33.0                                                                           33.0
                                              ---------------------------------------------------------------------------------------------------------------------------------------------------------
TOTAL JOINT VENTURE FIXED                          627.7            323.8       7.58%           79.4      0.5      34.0      1.8      87.3      0.6      70.7       0.8     48.7                 323.8
WEIGHTED RATE                                                                                  7.85%    7.90%     8.19%    7.75%     7.68%    7.90%     6.61%     7.90%    7.90%

JOINT VENTURES FLOATING RATE DEBT:
----------------------------------
DOLPHIN MALL                           50.00%      164.6 (b)         82.3       4.53% (g)       82.3                                                                                              82.3
THE MALL AT MILLENIA                   50.00%       56.5             28.3       4.04% (h)                28.3                                                                                     28.3
STAMFORD TOWN CENTER                   50.00%       76.0             38.0       2.70% (j)       38.0                                                                                              38.0
INTERNATIONAL PLAZA                    26.49%      171.6             45.4       4.37% (k)       45.4                                                                                              45.4
WESTFARMS                              78.94%       55.0             43.4       5.16% (l)       43.4                                                                                              43.4
OTHER                                                2.7              1.6       4.75% (i)        0.5      0.5       0.4      0.2       0.0                                                         1.6
                                              ---------------------------------------------------------------------------------------------------------------------------------------------------------
TOTAL JOINT VENTURE FLOATING                       526.4            239.0       4.26%          209.7     28.7       0.4      0.2       0.0                                                       239.0
WEIGHTED RATE                                                                                  4.29%    4.05%     4.75%    4.75%     4.75%

TOTAL JOINT VENTURE                              1,154.1            562.8       6.17%          289.0     29.2      34.4      2.0      87.4      0.6      70.7       0.8     48.7                 562.8
WEIGHTED RATE                                                                                  5.27%    4.11%     8.15%    7.49%     7.68%    7.90%     6.61%     7.90%    7.90%
-------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

TRG BENEFICIAL INTEREST TOTALS
------------------------------
FIXED RATE DEBT                                                   1,025.2       7.50%           85.6      6.6     186.5      8.8      94.9      8.7      78.9     342.2    140.2      72.8     1,025.2
                                                                                               7.80%    7.04%     8.28%    7.14%     7.63%    7.05%     6.65%     7.28%    7.69%     6.75%
FLOATING RATE DEBT                                                  882.7       3.95%          349.9    215.2     317.3      0.2       0.0      0.0       0.0       0.0      0.0       0.0       882.7
                                                                                               4.16%    4.14%     3.59%    4.75%     4.75%
TOTAL                                                             1,907.9       5.86%          435.5    221.8     503.8      9.0      94.9      8.7      78.9     342.2    140.2      72.8     1,907.9
                                                                                               4.88%    4.22%     5.32%    7.09%     7.62%    7.05%     6.65%     7.28%    7.69%     6.75%
-------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                                            Average Maturity                    4.32
                                                                                           ==========

(a) Does not include effect of amortization of debt issuance costs or interest rate hedging costs.
(b) As of 12//31/01, $200 M is swapped to an all-in rate of 8.14%.  Because the swap does not qualify for hedge accounting, changes in the fair value of the swap are recognized through earnings.
(c) LIBOR rate is locked to March 2002.
(d) LIBOR rate is locked to November 2002 on $182.4 M and floating month to month on the remainder.
(e) LIBOR rate is locked to October 2002 on $106.7 M and to November 2002 on the remainder.
(f) LIBOR rate is locked to November 2002 on $75 M, to February 2002 on $50 M and is floating monthly on $80 M.
(g) LIBOR rate is locked to October 2002.
(h) LIBOR rate is locked to May 2002 on $48.3 M and is floating month to month on the remainder.
(i) Rate floats daily.
(j) LIBOR rate is floating month to month.
(k) LIBOR rate is locked to October 2002 on $160.4 M, to May 2002 on $5.2 M and is floating month to month on the remainder.
(l) LIBOR rate is locked to July 2002.